Exhibit 4.3.11

                      AMENDMENT NO. 11 TO CREDIT AGREEMENT



     THIS AMENDMENT NO. 11 TO CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 30th of April, 2003, by and among CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower"), EACH OF THE LENDERS SIGNATORY HERETO and BANK OF AMERICA, N.A., a national banking association, as Agent (the "Agent") for the Lenders.

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Agent and the Lenders from time to time party thereto (the Lenders") have entered into that certain Credit Agreement dated as of January 28, 2000, as amended by Amendment No. 1 to Credit Agreement dated as of July 14, 2000 ("Amendment No. 1"), Amendment No. 2 to Credit Agreement dated as of December 12, 2000 ("Amendment No. 2"), Waiver and Amendment No. 3 to Credit Agreement dated as of April 23, 2001 ("Amendment No. 3"), Amendment No. 4 to Credit Agreement dated as of June 28, 2001 ("Amendment No. 4"), Amendment No. 5 to Credit Agreement dated as of August 10, 2001 ("Amendment No. 5"), Amendment No. 6 to Credit Agreement dated as of September 25, 2001 ("Amendment No. 6"), Amendment No. 7 to Credit Agreement dated as of October 25, 2001 ("Amendment No. 7"), Amendment No. 8 to Credit Agreement dated as of November 9, 2001 ("Amendment No. 8") and Amendment No. 9 to Credit Agreement dated as of February 27, 2002 ("Amendment No. 9" and, Amendment No. 10, to Credit Agreement dated as sof December 2, 2002, ("Amendment No. 10" and, together with Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8 and Amendment No. 9, the "Prior Amendments"; such Credit Agreement as heretofore amended, the "Existing Credit Agreement"); and

     WHEREAS, the Borrower has requested the Agent and the Lenders to amend the Existing Credit Agreement to extend the Stated Termination Date to June 27, 2003, and to add certain additional provisions as set forth herein, and the Agent and the Lenders are agreeable to such amendments;

     NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

     1. Definitions. The term "Credit Agreement" as used herein and in the other Loan Documents shall mean the Existing Credit Agreement as previously and as hereby amended and as from time to time further amended, modified, supplemented or redacted. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.


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     2. Amendments to Credit Agreement.  The Existing Credit Agreement is hereby amended as follows, effective as of the date hereof:

          (a) The definition of "Stated Termination Date" in Section 1.1 of the Credit Agreement is amended in its entirety, so that as amended it shall read as follows:

               " 'Stated Termination Date' means June 27, 2003."

          (b) Section 10.1(a) is amended to add the following at the end of the table appearing therein:

               "March 31, 2003      $68,500,000"

          (c) Section 10.1(c) is amended to add the following at the end of the table appearing therein:

               "March 31, 2003      1.74 to 1.00"

          (d) Section 10.1(d) is amended to add the following at the end of the table appearing therein:

               "March 31, 2003      $38,000,000"

          (e) Article VIII is amended to add the following Section 8.22 to read in its entirety as follows:

               "8.22 TAX SHELTER REGULATIONS. The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. If the Borrower so notifies the Agent, The Borrower acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation
          Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation."

          (f) Section 9.1 is amended to add the following subsection (n), immediately after subsection (m) and before the last sentence of Section
     9.1 to read in its entirety as follows:

               "(n) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;"


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          (g) Section 13.16 is amended to add the following  sentence at the end of such Section:

               "Notwithstanding anything herein to the contrary, the information subject to this Section 13.16 shall not include, and the Agent, each Lender and each other Lending Party may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation
          Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent, such Lender or such other Lending Party relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in each case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such potions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby."

     3. Guarantors. Each of the Guarantors has joined into the execution of this Agreement for the purpose of consenting to the amendments contained herein and reaffirming its guaranty of the Obligations as amended by the terms of this Agreement.

     4.  Borrower's   Representations   and  Warranties.   The  Borrower  hereby
represents, warrants and certifies that:

          (a) The representations and warranties made by it in Article VIII of the Credit Agreement are true on and as of the date hereof before and after giving effect to this Agreement except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to Section 9.1(a) and (b) of the Credit Agreement;

          (b) The Borrower has the power and authority to execute and perform this Agreement and has taken all action required for the lawful execution, delivery and performance thereof;

          (c) Except as has been disclosed to the Agent and the Lenders in writing, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1(a) of the Credit Agreement after giving effect to the transaction contemplated by this Agreement;

          (d) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent under Section 9.1(a) of the Credit Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and


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          (e) No Default or Event of Default has occurred and is continuing.

     5. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement.

     6. Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     7.  Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     8. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.


     9. Conditions. The effectiveness of this Agreement shall be subject to fulfillment of the following conditions:

          (a) The Agent shall have received on or before the date hereof, in each case in form and substance satisfactory to the Agent, the following:

               (i) a fully-executed original of this Agreement;

               (ii) the acknowledgment of General Electric Capital Corporation under the Receivables Purchase Agreement; and

               (iii) a fully-executed amendment to the Senior Note Agreement, in full force and effect, extending to June 27, 2003 the prepayment of Senior Note Obligations that had previously been scheduled for May 30, 2003 pursuant to Section 4A of the Senior Note Agreement; and

          (b) The correctness in all respects on the date hereof of the representations and warranties of the Borrower contained herein.

     10. Release. Each of the Borrower and each Guarantor acknowledges that it has no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all


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or any part of its liability to pay the full indebtedness  outstanding under the terms of the Credit Agreement, this Agreement, the Notes, the Facility Guaranty, and the other Loan Documents. In consideration for the execution of this Agreement, each of the Borrower and each Guarantor hereby releases and forever discharges the Agent, the Lenders, their respective affiliates, predecessors, successors and assignees, and all of the respective officers, directors,
employees   and  agents  of  the  Agent,   the  Lenders  and  such   affiliates,
predecessors, successors and assignees (collectively, the "Released Parties") from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, from the beginning of the world to the date hereof, known or unknown, now existing, which might be asserted against the Agent, any Lender or any other Released Party. This release applies to all matters arising out of or relating to the Loan Documents, the indebtedness due under the Notes, the Credit Agreement, this Agreement or any other Loan Document, and the lending, deposit, borrowing and other banking relationships between the Borrower or any Guarantor
and  the  Agent,  any  Lender  or  any  other  Released  Party,   including  the
administration, collateralization and funding thereof.


                            [Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                  BORROWER:

                                  CONE MILLS CORPORATION


                                  By: /s/ W. Scott Wenhold
                                  Name: W. Scott Wenhold
                                  Title: Treasurer


                                  GUARANTORS:

                                  CIPCO S.C., INC.


                                  By: /s/ Cheryl G. Hollis
                                  Name: Cheryl G. Hollis
                                  Title: Assistant Secretary


                                  CONE FOREIGN TRADING LLC


                                  By: /s/ Neil W. Koonce
                                  Name: Neil W. Koonce
                                  Title: Vice President



                                  AGENT:

                                  BANK OF AMERICA, N.A. as Agent for the Lenders

                                  By: /s/ David Price
                                  Name: David Price
                                  Title: Vice President

                              Signature Page 1 of 2

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                                  LENDERS:

                                  BANK OF AMERICA, N.A.


                                  By: /s/ John F. Register
                                  Name:    John F. Register
                                  Title: Principal



                                  WLR RECOVERY FUND II, LP


                                  By: /s/ Pamela K. Wilson
                                  Name: Pamela K. Wilson
                                  Title: Sr. Vice President



                                  SUNTRUST BANK


                                  By: /s/ Samuel M. Ballesteros
                                  Name: Samuel M. Ballesteros
                                  Title: Director



                                  JPMORGAN CHASE BANK formerly known as the Chase Manhattan Bank successor by merger to Morgan Guaranty Trust Company of New York


                                  By: /s/ Roger Odell
                                  Name: Roger Odell
                                  Title: Managing Director